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                                                                   Exhibit 10.20


           FORM CHANGE IN CONTROL EXECUTIVE RETENTION BONUS AGREEMENT




August 15, 1995




To:      1~
         2~


                 As you know, Dep Corporation (the "Company"), in order to induce you to remain employed by the Company, has adopted a Retention and Severance Plan (the "RSP") which allows the Company to enter into an agreement with you providing for the payment of a retention bonus under certain circumstances. This letter agreement (this "Agreement"), which is entered into pursuant to the RSP, entitles you to receive a retention bonus (the "Retention Bonus"), under certain circumstances, in addition to any severance payment you may be entitled to under the RSP or that certain letter agreement regarding severance benefits, between you and the Company, dated as of August 15, 1995 (the "Severance Agreement").

                 The Company hereby agrees that subject to your acceptance of this Agreement, you will receive the Retention Bonus described below under the circumstances described below.

         1.      Retention Bonus Circumstances.

                 You will receive the Retention Bonus if:

                          (i) a "Change in Control" (as defined in the Severance Agreement) occurs within 24 months after the date of this Agreement; and

                          (ii) (a) you remain employed by the Company for a period of 6 months after the Change in Control or (b) you are terminated by the Company or a successor of the Company,unless such termination is for "Just Cause" (as defined in the Severance Agreement) or is by you for other than "Good Reason" (as defined in the Severance Agreement).
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         2.      Time and Amount of Retention Bonus.

                 (a)      The Retention Bonus will be a payment, within five
(5) days after the circumstances in Section 1 have occurred, equal to 3~.

                 (b) To the extent the Retention Bonus would not be deductible by the Company when paid or accrued by virtue of Section 162(m) of the Code, the non-deductible portion of such payment shall be deferred and paid on the first date that the deductibility of such payment would not be limited by Section 162(m) of the Code.

                 (c) If by reason of Section 280G of the Code any payment or benefit received or to be received by you in connection with a Change in Control or the termination of your employment would not be deductible to the Company (in whole or in part), then the Retention Bonus shall be reduced in accordance with the provisions of Section 4(iv) of the Severance Agreement.

         3.      Miscellaneous.

                 (a) Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

                 (b) Nothing in this Agreement shall confer upon you any right to continue in the employ of the Company or shall interfere with or restrict in any way the Company's right, which is hereby expressly reserved, to discharge you at any time for any reason whatsoever, with or without cause and with or without notice.

                 (c) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and an officer of the Company who is specifically designated by the Board.

                 (d) No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                 (e) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles.
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                 (f)      Any disagreement, dispute, controversy or claim
arising out of or relating to this Agreement shall be settled by arbitration in accordance with the terms of Section 8 of the Severance Agreement.

                 If this letter sets forth our agreement on the subject matter hereof, please sign and return to me the enclosed copy of this letter, which shall then constitute our agreement on this subject.

                                          Dep Corporation



                                          By _________________________________
                                             Robert Berglass
                                             Chairman and President


Agreed to this ____________________________ day

of _______________________________________ 1995.


Signature:       __________________________________
                 1~
                 2~